Exhibit 23






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statements listed below of our reports, which include an explanatory paragraph describing the changes in methods of accounting for postemployment benefits and income taxes in 1993, dated February 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of The Southland Corporation and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are included in this Annual Report on Form 10-K.


                                                             Registration

On Form S-8 for:

     Post-Effective Amendment No. 3 to The Southland
        Corporation Equity  Participation Plan                  33-23312

     Post-Effective Amendment No. 1 to The Southland
        Corporation Grant Stock Plan                            33-25327






Coopers & Lybrand L.L.P.
Dallas, Texas
March 28, 1995














                                      Tab 5